Employer: Dong guan CHDITN printing co. ltd
Employee: Mr liu, ruisheng
Job duty:
Executive officier/ chairman: making development, operation, investment strategy and financial management, budgets; making prodution and sale plan
Working periods: since april 1. 2007 to march 31 2010

Salary: RMB35000 per month.

Sign date: April 1， 2007